UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2015

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 28, 2015, The Manitowoc Company, Inc. (the “Company”) announced that Glen E. Tellock resigned from his positions as Chairman, President and Chief Executive Officer of the Company to pursue other opportunities. Mr. Tellock also resigned from the Company’s Board of Directors.

Also on October 28, 2015, the Company announced that Kenneth W. Krueger, a director of the Company, was appointed as Chairman, President and Chief Executive Officer of the Company on an interim basis, effective immediately. The Board of Directors has initiated a search for a Chief Executive Officer of the Company.  Following the previously announced separation of the Company’s Cranes and Foodservice businesses into two independent publicly-traded companies, it is expected that the new Chief Executive Officer of the Company will continue as Chief Executive Officer of the Cranes business. Hubertus M. Muehlhaeuser will remain the Chief Executive Officer of the Company’s Foodservice segment.

Mr. Krueger, 58, has been a director of the Company since 2004. He was most recently the Chief Operating Officer (2006 to 2009) and Executive Vice President (2005 to 2006) of Bucyrus International, Inc., a global leader in mining equipment manufacturing, formerly headquartered in South Milwaukee, WI (Bucyrus was formerly listed on NASDAQ: BUCY). Mr. Krueger also was the Senior Vice President and Chief Financial Officer (2000 to 2005) of A. O. Smith Corporation (NYSE: AOS), a global manufacturer of water heaters in Milwaukee, WI, and Vice President, Finance and Planning, Hydraulics, Semiconductor Equipment and Specialty Controls Group (1999 to 2000) of Eaton Corporation, Cleveland, OH (NYSE: ETN). Mr. Krueger also serves as a director of Douglas Dynamics, Inc. (NYSE: PLOW).

In connection with his service as Chief Executive Officer of the Company on an interim basis, Mr. Krueger will receive salary at an annual rate of $900,000, and he received an award of 60,403 restricted share units, which will vest on the six-month anniversary of the grant date. Given that he will be serving on an interim basis, he will not be eligible for short-term incentive or other benefits other than health-related benefits. While he serves as interim Chief Executive Officer, Mr. Krueger will not receive any additional compensation as a director.

There are no arrangements between Mr. Krueger and any other person pursuant to which Mr. Krueger was elected to serve as an officer of the Company. Mr. Krueger does not have any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor any family relationships reportable under Item 401(d) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: October 30, 2015	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

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